Exhibit 10.1

April 24, 2017

LSGC Holdings III LLC

c/o Pegasus Capital Advisors, L.P.

99 River Road

Cos Cob, CT 06807

Attention: Chief Financial Officer

RE:     Amendment No. 1 to Series J Preferred Stock Subscription Agreement

Ladies and Gentlemen:

This Amendment No. 1 (this “Amendment”) is made to that certain Series J Preferred Stock Subscription Agreement (the “Subscription Agreement”), dated as of January 27, 2017, by and between Lighting Science Group Corporation (the “Company”) and the person(s) (the “Purchasers”) listed on the Schedule of Purchasers attached thereto as Exhibit A, including LSGC Holdings III LLC (“Holdings III”). This Amendment shall be effective upon execution by the Company and Holdings III (the “Amendment Effective Date”).

In consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Subscription Agreement, unless otherwise defined herein.

2.	Amendment to Subscription Agreement. The fourth recital in the Subscription Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, the Company is authorized to sell: (i) 25,000 Series J Securities in a series of transactions commencing January 27, 2017 and ending on the earlier of (A) the sale of 25,000 Series J Securities to purchasers designated by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company or (B) December 31, 2017 and (ii) such number of additional Series J Securities as are purchased pursuant to Section 14 of each of the Series H Certificate of Designation, the Series I Certificate of Designation and the Series J Certificate of Designation as a result of the sale of the Series J Securities to be issued as described in clause (i) above; and”

3.	Except as specifically amended herein, the Subscription Agreement shall continue in full force and effect in accordance with its original terms.

4.

This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy or by e-mail transmission of an Adobe portable document file (also known as a “PDF” file) shall be effective as originals. This Amendment shall be governed by the internal laws of the State of New York.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Amendment Effective Date.

COMPANY:

Lighting Science Group Corporation

By:	/s/ Ed Bednarcik
	Name:	Ed Bednarcik
	Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to

Series J Preferred Stock Subscription Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Amendment Effective Date.

PURCHASER:

LSGC Holdings III LLC

By: PEGASUS PARTNERS V, L.P., its sole member

By: PEGASUS INVESTORS V, L.P., its general partner

By: PEGASUS INVESTORS V (GP), L.L.C., its general partner

By:	/s/ Daniel Stencel
Name:	Daniel Stencel
Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to

Series J Preferred Stock Subscription Agreement